SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2003

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 5, 6, 7 and 8 are not applicable and are omitted from this report.

Item 9. Regulation FD Disclosure

     On March 5, 2003, Res-Care, Inc. issued a press release to announce its 2002 fourth quarter and year-end earnings results. A copy of the press release is included as Exhibit 99.1 to this report. In addition, attached as Exhibit 99.2 to this report are the statements from Ronald G. Geary, Chairman, President and Chief Executive Officer of Res-Care and L. Bryan Shaul, Executive Vice President – Finance and Administration and Chief Financial Officer of Res-Care presented in the conference call on March 6, 2003 concerning the 2002 fourth quarter and year-end results. A 30-day replay of the year-end conference call will be available at www.rescare.com beginning on March 6, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: March 6, 2003	By /s/ Ronald G. Geary Ronald G. Geary Chairman, CEO and President

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